Exhibit 16.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

January 10, 2023

Securities and Exchange Commission
100 F Street N.E.
Washington D.C. 20549-7561

We have read RAVE Restaurant, Inc’s statements included in Item 4.01 of its Form 8-K dated January 10, 2023 and agree with those statements concerning our firm.

/s/ Armanino LLP